CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated November 18, 2013, relating to the consolidated financial statements of GW Pharmaceuticals plc appearing in the Annual Report on Form 20-F of GW Pharmaceuticals plc for the year ended September 30, 2013, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE LLP

Reading, United Kingdom

May 7, 2014